EXHIBIT 99.1

Gartner	Press Release
Gartner Reports Second Quarter 2018 Financial Results
Total Contract Value $2.9 Billion, +12% YoY FX Neutral

THREE MONTHS ENDED JUNE 30, 2018 HIGHLIGHTS

•	Revenues: $1.0 billion, +19%; adjusted revenues excluding divested operations: $1.0 billion, +14%.

•	Net income: $46 million; adjusted EBITDA excluding divested operations: $191 million, +11%.

•	Diluted EPS: $0.50; adjusted EPS: $1.03.

•	Operating cash flow: $174 million; free cash flow: $183 million.

•	Sold several non-core assets for $406 million in net cash.

•	Repurchased 0.5 million common shares for $68 million and paid down $554 million of debt.
2018 FULL YEAR FINANCIAL OUTLOOK
The Company updated its GAAP EPS guidance and reiterated its Non-GAAP guidance:

•	Revenues $3.9-4.0 billion; adjusted revenues $3.9-4.0 billion.

•	Net income $104-140 million; adjusted EBITDA $710-760 million.

•	Diluted EPS $1.12-1.51; adjusted EPS $3.51-3.91.

•	Operating cash flow $425-475 million; free cash flow $416-456 million.
STAMFORD, Conn., August 1, 2018 — Gartner, Inc. (NYSE: IT), the world's leading research and advisory company, today reported results for the second quarter 2018 and updated its GAAP EPS guidance and reiterated its Non-GAAP guidance for full year 2018. Gene Hall, Gartner’s chief executive officer, commented, “We got off to a great start for the year and that continued through the second quarter. The leading indicators across all parts of our business are overwhelmingly positive, and we are well-positioned for sustained, long-term double digit growth."
CONFERENCE CALL INFORMATION
The Company will host a webcast call at 8:00 a.m. Eastern time on Wednesday, August 1, 2018 to discuss the Company’s financial results. The call will be available via the Internet by accessing the Company’s website at http://investor.gartner.com or by dialing 216-562-0463 and referencing the conference code 1894032. A replay and a transcript will be available for approximately 30 days following the call on the Company's website.

CONSOLIDATED RESULTS HIGHLIGHTS

($ in millions, except per share data)	Three Months Ended
	June 30,		%
	2018	2017	Change
GAAP Metrics:
Revenues	$1,001	$844	19%	(a)
Net income (loss)	46	(92)	>100%
Diluted EPS	0.50	(1.03)	>100%
Operating cash flow	$174	$112	55%

Non-GAAP Metrics:
Adjusted revenues excluding divested operations	$1,001	$879	14%
Adjusted EBITDA excluding divested operations	191	172	11%
Adjusted EPS	1.03	0.88	17%
Free cash flow	$183	$129	42%

(a) The foreign currency neutral percentage change in revenue was 16%.

ABOUT GARTNER
Gartner, Inc. (NYSE: IT), is the world’s leading research and advisory company and a member of the S&P 500. We equip business leaders with indispensable insights, advice and tools to achieve their mission-critical priorities and build the successful organizations of tomorrow. Our unmatched combination of expert-led, practitioner-sourced and data-driven research steers clients toward the right decisions on the issues that matter most. We’re trusted as an objective resource and critical partner by more than 15,000 organizations in more than 100 countries — across all major functions, in every industry and enterprise size. To learn more about how we help decision makers fuel the future of business, visit www.gartner.com.

CONTACT:
David Cohen, GVP, Investor Relations, Gartner
+1 203.316.6631/investor.relations@gartner.com

SEGMENT RESULTS HIGHLIGHTS
Unless indicated otherwise, our segment results below for the three and six months ended June 30, 2017 include the operating results of CEB Inc., beginning April 5, 2017, the date of acquisition. Additional information regarding our segment results can be obtained in our quarterly report on Form 10-Q filed with the SEC on August 1, 2018. Certain financial metrics contained in this Press Release are considered non-GAAP financial measures. Definitions of these non-GAAP financial measures are included in this Press Release under "Non-GAAP Financial Measures" and reconciliations under "Supplemental Information — Non-GAAP Reconciliations." In the tables below, some totals may not add due to rounding. In addition, percentage changes are based on the whole number and recalculation based on millions may yield a different result. In the second quarter of 2018 the Company divested its CEB Talent Assessment business and its CEB Workforce Survey & Analytics business. These two businesses were acquired in the CEB acquisition and were previously reported with the Talent Assessment & Other segment. As a result of these divestitures, the Company changed the segment name to Other.

Research
($ in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018	2017	% Change	FX Neutral	2018	2017	% Change
GAAP Metrics:
Revenues	$770	$614	25%	23%	$1,534	$1,125	36%	(a)
Direct expense	237	213	11%	10%	470	373	26%
Gross contribution	$533	$401	33%	29%	$1,064	$752	42%
Contribution margin	69%	65%	4 points		69%	67%	2 points

Non-GAAP Metrics:
Adjusted revenues	$771	$675	14%	12%	$1,541	$1,330	16%
Adjusted contribution	534	462	16%	13%	1,071	915	17%
Adjusted contribution margin	69%	68%	1 point		70%	69%	1 point

Business Measurements:
Total contract value (b)	$2,940	$2,632		12%

For GTS (c) :
Contract value (b)	$2,329	$2,045		14%
Client retention	82%	83%		(1) point
Wallet retention	105%	104%		1 point
Client enterprises	12,375	11,696		6%

For GBS (c) :
Contract value (b)	$611	$587		4%
Client retention	83%	79%		4 points
Wallet retention	97%	97%		—
Client enterprises	5,659	5,619		1%
(a) The foreign currency neutral percentage change in revenues was 33% for the six months.
(b) Contract value dollar amounts and percentages are foreign currency neutral.
(c) GTS includes sales to users and providers of technology. GBS includes sales to all other functional leaders.

Events
($ in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018	2017	% Change	FX Neutral	2018	2017	% Change
GAAP Metrics:
Revenues	$111	$91	22%	21%	$157	$126	24%	(a)
Direct expense	48	41	15%	14%	77	63	23%
Gross contribution	$63	$50	28%	27%	$80	$63	26%
Contribution margin	57%	55%	2 points		51%	50%	1 point

Non-GAAP Metrics:
Adjusted revenues	$111	$95	17%	16%	$157	$131	20%
Adjusted contribution	63	54	18%	18%	80	67	19%
Adjusted contribution margin	57%	57%	—		51%	51%	—

Business Measurements (b) :
Number of destination events held	24	26	(8)%
Number of destination events attendees	20,896	18,539	13%
(a) The foreign currency neutral percentage change in revenues was 22% for the six months.
(b) Single day, local events are excluded.

Consulting
($ in millions, except for Revenue per billable headcount, which is in thousands)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018	2017	% Change	FX Neutral	2018	2017	% Change
GAAP Metrics:
Revenues	$96	$92	5%	2%	$179	$170	5%	(a)
Direct expense	62	61	4%	1%	121	115	5%
Gross contribution	$34	$31	7%	5%	$58	$55	4%
Contribution margin	35%	34%	1 point		32%	33%	(1) point

Non-GAAP Metrics:
Adjusted revenues	$96	$92	5%	2%	$179	$170	5%
Adjusted contribution	34	31	7%	5%	58	55	5%
Adjusted contribution margin	35%	34%	1 point		32%	32%	—

Business Measurements:
Backlog	$106	$91	16%
Quarterly utilization	67%	65%	2 points
Quarterly billable headcount	710	667	6%
Revenue per billable headcount (b)	$397	$378	5%
(a) The foreign currency neutral percentage change in revenues was 2% for the six months.
(b) Calculated on an average annualized basis. Dollar amounts are in thousands.

Other (previously called Talent Assessment & Other)

This segment was created concurrent with the CEB acquisition on April 5, 2017. The segment consisted of three primary businesses: the CEB Talent Assessment business, which was the largest business in the segment; the CEB Workforce Survey & Analytics business; and the CEB Challenger sales training business. The Company divested the CEB Talent Assessment and CEB Workforce Survey & Analytics businesses in second quarter 2018. As a result of the divestitures, the Company changed the name of the segment to Other.

($ in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2018	2017	% Change	FX Neutral	2018	2017	% Change
GAAP Metrics:
Revenues	$23	$47	(51)%	(51)%	$94	$47	100%	(a)
Direct expense	8	30	(73)%	(73)%	36	30	20%
Gross contribution	$15	$17	(13)%	(10)%	$58	$17	>100%
Contribution margin	65%	37%	28 points		62%	37%	25 points

Non-GAAP Metrics:
Adjusted revenues	$23	$74	(69)%	(69)%	$97	$143	(32)%
Adjusted contribution	15	44	(66)%	(66)%	61	81	(25)%
Adjusted contribution margin	65%	59%	6 points		63%	57%	6 points
Adjusted revenues excluding divested operations	$22	$17	29%	41%	$42	$35	20%
Adjusted contribution excluding divested operations	$15	$9	67%	84%	$27	$17	59%
Adjusted contribution margin excluding divested operations	68%	53%	15 points		64%	49%	15 points
(a) The foreign currency neutral percentage change in revenues was 98% for the six months.

FINANCIAL OUTLOOK FOR FULL YEAR 2018

The table below provides the Company's financial outlook for 2018:

($ in millions, except per share data)

	2018 Projected Range
Revenues:
Research	$3,093	—	$3,143
Events	380	—	400
Consulting	340	—	355
Other	107	—	127
Total revenue	3,920	—	4,025
Deferred revenue fair value adjustment	10	—	10
Total adjusted revenue (Non-GAAP) (a)	$3,930	—	$4,035

Adjusted Segment Revenues:
Research	$3,100	—	$3,150
Events	380	—	400
Consulting	340	—	355
Other	$110	—	$130

Income:
Net income	$104	—	$140
Adjusted EBITDA (Non-GAAP) (a), (b)	710	—	760
Diluted EPS	1.12	—	1.51
Adjusted EPS (Non-GAAP) (a), (b)	$3.51	—	$3.91

Expense:
Stock-based compensation expense	$71	—	$71
Depreciation	80	—	80
Amortization of intangibles	185	—	185
Deferred revenue fair value adjustment	11	—	11
Acquisition and integration charges and other non-recurring items	111	—	111
Gain on divestitures	$(25)	—	$(25)

Interest expense	$116	—	$116
Amortization of deferred financing fees	14	—	14
Total interest expense	$130	—	$130

Cash Flow:
Operating cash flow	$425	—	$475
Acquisition, integration, and other non-recurring payments	126	—	126
Capital expenditures	(135)	—	(145)
Free cash flow (Non-GAAP) (a)	$416	—	$456
(a) See below for definitions of our Non-GAAP metrics under "Non-GAAP Financial Measures."
(b) See below for reconciliations under "Supplemental Information - Non-GAAP Reconciliations."

FORWARD LOOKING STATEMENTS

Statements contained in this press release regarding the Company’s growth and prospects, projected financial results and all other statements in this release other than recitation of historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors that may cause actual results to be materially different.

Such factors include, but are not limited to, the following: our ability to achieve and effectively manage growth, including our ability to integrate our acquisitions and consummate and integrate future acquisitions; our ability to pay our debt; our ability to maintain and expand our products and services; our ability to expand or retain our customer base; our ability to grow or sustain revenue from individual customers; our ability to attract and retain a professional staff of research analysts and consultants as well as experienced sales personnel upon whom we are dependent; our ability to achieve continued customer renewals and achieve new contract value, backlog and deferred revenue growth in light of competitive pressures; our ability to carry out our strategic initiatives and manage associated costs; our ability to successfully compete with existing competitors and potential new competitors; our ability to enforce or protect our intellectual property rights; additional risks associated with international operations including foreign currency fluctuations; the impact of restructuring and other charges on our businesses and operations; general economic conditions; risks associated with the creditworthiness and budget cuts of governments and agencies; the impact of the Tax Cuts and Jobs Act of 2017; and other factors described under “Risk Factors” contained in our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, which can be found on Gartner’s website at www.investor.gartner.com and the SEC’s website at www.sec.gov.

Forward-looking statements included herein speak only as of the date hereof and Gartner disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
Certain financial measures used in this Press Release are not defined by generally accepted accounting principles ("GAAP") and as such are considered non-GAAP financial measures. We provide these measures to enhance the user’s overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Investors are cautioned that these non-GAAP financial measures may not be defined in the same manner by other companies and as a result may not be comparable to other similarly titled measures used by other companies. Also, these non-GAAP financial measures should not be construed as alternatives, or superior, to other measures determined in accordance with GAAP.
The Company's non-GAAP financial measures are as follows:
Adjusted Revenue: Represents GAAP revenue plus: (i) revenue for pre-acquisition period(s) from CEB, as applicable; (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the non-cash fair value adjustments on pre-acquisition deferred revenues is recognized ratably over the remaining period of the underlying revenue contract. We believe Adjusted Revenue is an important measure of our recurring operations as it provides a more accurate period-over-period comparison of trends in revenues, on both a consolidated and segment results basis.
Adjusted Contribution and Adjusted Contribution Margin: Adjusted Contribution represents GAAP contribution plus: (i) the contribution for pre-acquisition period(s) from CEB, as applicable; (ii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. Adjusted contribution for the consolidated Company also reflects a reduction for unallocated bonus and fringe costs. The Adjusted Contribution Margin represents the contribution margin on Adjusted revenue. We believe Adjusted Contribution and Adjusted Contribution Margin are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.
Adjusted Revenue, Adjusted Contribution, and Adjusted Contribution Margin - Excluding Divested Operations:
Represent the non-GAAP metrics defined above less results of divested operations. We believe these adjustments are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.
Adjusted EBITDA: Represents GAAP net income (loss): (i) plus stock-based compensation expense; depreciation, amortization, and accretion on excess facilities obligations; the amortization of non-cash fair adjustments on pre-acquisition deferred revenues; acquisition and integration charges and certain other non-recurring items; (ii) plus the Adjusted EBITDA related to pre-acquisition periods for CEB, as applicable; and (iii) less gain on divestitures. We believe Adjusted EBITDA is an important measure of our recurring operations as it excludes items not representative of our core operating results.
Adjusted EBITDA Excluding Divested Operations: Represents Adjusted EBITDA as defined above less EBITDA from divested operations. We believe these adjustments are important measures of our recurring operations as they provide a more accurate and consistent period-over-period comparison of our segment results.

Adjusted Net Income: Represents GAAP net income (loss) adjusted for the impact of certain items directly related to acquisitions and other non-recurring items. These adjustments include (i) the amortization of acquired intangibles; (ii) acquisition and integration charges and certain other non-recurring items; (iii) the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues; (iv) the non-recurring impact from the enactment of the Tax Cuts and Jobs Act of 2017; (v) gain on divestitures; and (vi) certain other non-recurring items. We believe Adjusted Net Income is an important measure of our recurring operations as it excludes items not indicative of our core operating results.
Adjusted EPS: Represents Adjusted Net Income divided by the weighted-average diluted shares outstanding. We believe Adjusted EPS is an important measure of our recurring operations as it excludes items that may not be indicative of our core operating results.
Free Cash Flow: Represents cash provided by operating activities determined in accordance with GAAP: (i) plus payments for acquisition and integration items directly-related to our acquisitions and certain other non-recurring items; (ii) less payments for capital expenditures. We believe that Free Cash Flow is an important measure of the recurring cash generated by the Company’s core operations that may be available to be used to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.
Foreign Currency Neutral (FX Neutral): We provide foreign currency neutral dollar amounts and percentages for our contract values, revenues, certain expenses, and other metrics. These foreign currency neutral dollar amounts and percentages eliminate the effects of exchange rate fluctuations and thus provide a more accurate and meaningful trend in the underlying data being measured. We calculate foreign currency neutral dollar amounts by converting the underlying amounts in local currency for different periods into U.S. dollars by applying the same foreign exchange rates.

SUPPLEMENTAL INFORMATION - NON-GAAP RECONCILIATIONS
The following tables provide reconciliations of certain Non-GAAP financial measures used in this Press Release with the most directly comparable GAAP measure. See "Non-GAAP Financial Measures" above for definitions of these Non-GAAP financial measures.
Reconciliation - GAAP Revenue to Adjusted Revenue, Adjusted Contribution, and Adjusted Contribution Margin (Unaudited; in millions. Some totals may not add due to rounding.):

For the three months ended June 30, 2018:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$770	$111	$96	$23	$—	$1,001
Add: Amortization of deferred revenue fair value adjustment (a)	1	—	—	—	—	1
Adjusted revenue	771	111	96	23	—	1,002
Less: divested operations	—	—	—	(1)	—	(1)
Adjusted revenue excluding divested operations	$771	$111	$96	$22	$—	$1,001

GAAP contribution	$533	$63	$34	$15	$—	$645
Add: Amortization of deferred revenue fair value adjustment (a)	1	—	—	—	—	1
Less: Unallocated expense (b)	—	—	—	—	(11)	(11)
Adjusted contribution	534	63	34	15	(11)	635
Less: divested operations	—	—	—	—	—	—
Adjusted contribution excluding divested operations	$534	$63	$34	$15	$(11)	$635
Adjusted contribution margin excluding divested operations	69%	57%	35%	68%	—	63%

For the six months ended June 30, 2018:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$1,534	$157	$179	$94	$—	$1,965
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	3	—	10
Adjusted revenue	1,541	157	179	97	—	1,975
Less: divested operations	—	—	—	(55)	—	(55)
Adjusted revenue excluding divested operations	$1,541	$157	$179	$42	$—	$1,920

GAAP contribution	$1,064	$80	$58	$58	$—	$1,260
Add: Amortization of deferred revenue fair value adjustment (a)	7	—	—	3	—	10
Less: Unallocated expense (b)	—	—	—	—	(20)	(20)
Adjusted contribution	1,071	80	58	61	(20)	1,250
Less: divested operations	—	—	—	(34)	—	(34)
Adjusted contribution excluding divested operations	$1,071	$80	$58	$27	$(20)	$1,216
Adjusted contribution margin excluding divested operations	70%	51%	32%	64%	—	63%

(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) Consists of certain unallocated costs.

For the three months ended June 30, 2017:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$614	$91	$92	$47	$—	$844
Add: Amortization of deferred revenue fair value adjustment (a)	61	4	—	27	—	92
Adjusted revenue	675	95	92	74	—	936
Less: divested operations	—	—	—	(57)	—	(57)
Adjusted revenue excluding divested operations	$675	$95	$92	$17	$—	$879

GAAP contribution	$401	$50	$31	$17	$—	$499
Add: Amortization of deferred revenue fair value adjustment (a)	61	4	—	27	—	92
Less: Unallocated expense (b)	—	—	—	—	(7)	(7)
Adjusted contribution	462	54	31	44	(7)	584
Less: divested operations	—	—	—	(35)	—	(35)
Adjusted contribution excluding divested operations	$462	$54	$31	$9	$(7)	$549
Adjusted contribution margin excluding divested operations	68%	57%	34%	53%	—	62%

For the six months ended June 30, 2017:

	Research	Events	Consulting	Other	Unallocated	Total
GAAP revenue	$1,125	$126	$170	$47	$—	$1,469
Add: Pre-acquisition revenue	144	1	—	69	—	214
Add: Amortization of deferred revenue fair value adjustment (a)	61	4	—	27	—	92
Adjusted revenue	1,330	131	170	143	—	1,775
Less: divested operations	—	—	—	(108)	—	(108)
Adjusted revenue excluding divested operations	$1,330	$131	$170	$35	$—	$1,667

GAAP contribution	$752	$63	$55	$17	$—	$888
Add: Pre-acquisition contribution	102	—	—	37	—	139
Add: Amortization of deferred revenue fair value adjustment (a)	61	4	—	27	—	92
Less: Unallocated expense (b)	—	—	—	—	(8)	(8)
Adjusted contribution	915	67	55	81	(8)	1,111
Less: divested operations	—	—	—	(64)	—	(64)
Adjusted contribution excluding divested operations	$915	$67	$55	$17	$(8)	$1,047
Adjusted contribution margin excluding divested operations	69%	51%	32%	49%	—%	63%

(a) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(b) Consists of certain unallocated costs.

Reconciliation - GAAP Net Income (Loss) to Adjusted EBITDA (Unaudited; in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
GAAP net income (loss)	$46	$(92)	$26	$(56)
Interest expense, net	37	44	72	50
Gain on divestitures	(25)	—	(25)	—
Other (income) expense, net	(1)	—	(2)	(1)
Tax (benefit) provision	29	(50)	6	(38)
Operating income (loss)	86	(98)	77	(45)
Adjustments:
Stock-based compensation expense (a)	14	16	44	39
Depreciation, accretion, and amortization (b)	67	84	136	100
Amortization of deferred revenue fair value adjustment (c)	1	91	10	92
Acquisition and integration charges and other non-recurring items (d)	23	92	85	105
Subtotal	191	185	352	291
Plus: CEB pre-acquisition EBITDA (e)	—	—	—	36
Adjusted EBITDA	191	185	352	327
Less: Divested operations EBITDA (f)	—	(13)	(8)	(19)
Adjusted EBITDA excluding divested operations	$191	$172	$344	$308

(a) Consists of charges for stock-based compensation awards.
(b) Includes depreciation expense, accretion on excess facilities obligations, and amortization of intangibles.
(c) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(d) Consists of incremental and directly-related charges from acquisitions and other non-recurring items.
(e) Consists of CEB Adjusted EBITDA for the period prior to the acquisition. The Company compiled the EBITDA amounts from unaudited financial data provided by CEB in accordance with Gartner's EBITDA definition.
(f) Consists of Adjusted EBITDA from divested operations.

Reconciliation - GAAP Net Income (Loss) to Adjusted Net Income and Adjusted EPS (Unaudited; in millions, except per share amounts):

	Three Months Ended June 30,
	2018		2017
	Amount	Per share	Amount	Per share
GAAP net income (loss)	$46	$0.50	$(92)	$(1.03)
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	50	0.54	65	0.72
Amortization of deferred revenue fair value adjustment (b)	1	0.01	91	1.01
Acquisition & integration charges and other non-recurring items (c), (d)	31	0.34	101	1.11
Gain on divestitures	(25)	(0.28)	—	—
Impact of Tax Cuts & Jobs Act of 2017 - provisional adjustment	1	0.01	—	—
Tax impact of adjustments (e)	(9)	(0.09)	(86)	(0.95)
Rounding	—	—	—	0.02
Adjusted net income and Adjusted EPS (f)	$95	$1.03	$79	$0.88

	Six Months Ended June 30,
	2018		2017
	Amount	Per share	Amount	Per share
GAAP net income (loss)	$26	$0.29	$(56)	$(0.65)
Acquisition and other adjustments:
Amortization of acquired intangibles (a)	102	1.10	72	0.82
Amortization of deferred revenue fair value adjustment (b)	10	0.11	92	1.05
Acquisition & integration charges and other non-recurring items (c), (d)	96	1.04	114	1.30
Gain on divestitures	(25)	(0.28)	—	—
Impact of Tax Cuts and Jobs Act of 2017 - provisional adjustment	1	0.01	—	—
Tax impact of adjustments (e)	(49)	(0.53)	(92)	(1.04)
Rounding	—	0.01	—	0.01
Adjusted net income and Adjusted EPS (f)	$161	$1.75	$130	$1.49

(a) Consists of non-cash amortization charges from acquired intangibles.
(b) Consists of the amortization of non-cash fair value adjustments on pre-acquisition deferred revenues. The majority of the pre-acquisition deferred revenue is recognized ratably over the remaining period of the underlying revenue contract.
(c) Consists of incremental and directly-related charges related to acquisitions and other non-recurring items.
(d) Includes the amortization and write-off of deferred financing fees, which is recorded in Interest expense, net in the Condensed Consolidated Statement of Operations and in the Adjusted EBITDA table.
(e) The effective tax rates on the adjustments were 15% and 27% for the three and six months ended June 30, 2018, respectively, and 33% for both the three and six months ended June 30, 2017.
(f) Adjusted EPS was calculated based on 92.2 million and 90.6 million diluted shares for the three months ended June 30, 2018 and 2017, respectively, and 92.3 million and 87.4 million diluted shares for the six months ended June 30, 2018 and 2017, respectively.

Reconciliation - GAAP Cash Provided by Operating Activities to Free Cash Flow (Unaudited; in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017	(a)
GAAP cash provided by operating activities	$174	$112	$177	$83
Adjustments:
Plus: cash paid for acquisition, integration, and other non-recurring items	31	48	73	65
Less: cash paid for capital expenditures	(22)	(31)	(40)	(42)
Free Cash Flow	$183	$129	$210	$106
(a) The six months ended June 30, 2017 excludes pre-acquisition CEB.

Financial Outlook Reconciliation - GAAP Net Income to Adjusted EBITDA (Unaudited; in millions):

	2018 Full Year Guidance
	Low	High
Net income	$104	$140
Interest expense, net (a)	130	130
Other (income) expense, net	2	2
Gain on divestitures	(25)	(25)
Tax provision	41	55
Operating income	252	302

Normalizing adjustments:
Stock-based compensation expense	71	71
Depreciation, accretion, and amortization	266	266
Deferred revenue fair value adjustment	10	10
Acquisition and integration charges and other nonrecurring items	111	111
Adjusted EBITDA	$710	$760
(a) Includes $14.0 million of amortization of deferred financing fees, which is reported in Interest expense, net.

Financial Outlook Reconciliation - GAAP EPS to Adjusted EPS (Unaudited):

	2018 Full Year Guidance
	Low	High
GAAP EPS	$1.12	$1.51

Normalizing adjustments:
Amortization of acquired intangibles	1.49	1.49
Acquisition and integration charges and other nonrecurring items	1.00	1.00
Deferred revenue fair value adjustment	0.08	0.08
Gain on divestitures	(0.18)	(0.18)
Rounding	—	0.01
Adjusted EPS	$3.51	$3.91

GARTNER, INC.

Condensed Consolidated Balance Sheets

(Unaudited; in thousands)

	June 30,	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$141,805	$538,908
Fees receivable, net	1,083,990	1,176,843
Deferred commissions	183,481	205,260
Prepaid expenses and other current assets	199,208	124,632
Assets held-for-sale	—	542,965
Total current assets	1,608,484	2,588,608
Property, equipment and leasehold improvements, net	225,901	221,507
Goodwill	2,974,513	2,987,294
Intangible assets, net	1,177,297	1,292,022
Other assets	166,742	193,742
Total Assets	$6,152,937	$7,283,173
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$542,071	$666,821
Deferred revenues	1,687,724	1,630,198
Current portion of long-term debt	284,009	379,721
Liabilities held-for-sale	—	145,845
Total current liabilities	2,513,804	2,822,585
Long-term debt, net of deferred financing fees	2,146,829	2,899,124
Other liabilities	570,872	577,999
Total Liabilities	5,231,505	6,299,708
Stockholders’ Equity
Preferred stock	—	—
Common stock	82	82
Additional paid-in capital	1,798,075	1,761,383
Accumulated other comprehensive (loss) income, net	(24,051)	1,508
Accumulated earnings	1,659,658	1,647,284
Treasury stock	(2,512,332)	(2,426,792)
Total Stockholders’ Equity	921,432	983,465
Total Liabilities and Stockholders’ Equity	$6,152,937	$7,283,173

GARTNER, INC.

Condensed Consolidated Statements of Operations

(Unaudited; in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Revenues:
Research	$770,314	$613,732	$1,534,238	$1,125,038
Events	111,253	91,205	157,340	126,474
Consulting	96,458	91,693	179,354	170,287
Other	23,311	47,101	93,969	47,101
Total revenues	1,001,336	843,731	1,964,901	1,468,900
Costs and expenses:
Cost of services and product development	367,637	352,004	724,846	589,613
Selling, general and administrative	460,803	408,226	948,548	712,470
Depreciation	16,711	18,057	33,121	28,297
Amortization of intangibles	50,127	65,500	101,773	71,790
Acquisition and integration charges	19,962	98,332	79,228	111,604
Total costs and expenses	915,240	942,119	1,887,516	1,513,774
Operating income (loss)	86,096	(98,388)	77,385	(44,874)
Interest expense, net	(37,604)	(43,956)	(72,663)	(49,862)
Gain from divested operations	25,460	—	25,460	—
Other income (expense), net	1,120	(407)	2,019	482
Income (loss) before income taxes	75,072	(142,751)	32,201	(94,254)
Provision (benefit) for income taxes	28,802	(50,470)	5,518	(38,406)
Net income (loss)	$46,270	$(92,281)	$26,683	$(55,848)

Net income (loss) per share:
Basic	$0.51	$(1.03)	$0.29	$(0.65)
Diluted	$0.50	$(1.03)	$0.29	$(0.65)
Weighted average shares outstanding:
Basic	91,048	89,297	91,026	86,066
Diluted	92,156	89,297	92,252	86,066

GARTNER, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited; in thousands)

	Six Months Ended
	June 30,
	2018	2017
Operating activities:
Net income (loss)	$26,683	$(55,848)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	134,894	100,087
Stock-based compensation expense	45,300	53,573
Deferred taxes	(18,019)	(78,004)
Gain on divestitures	(25,460)	—
Amortization and write-off of deferred financing fees	10,601	9,475
Changes in assets and liabilities, net of acquisitions and divestitures	2,748	53,435
Cash provided by operating activities	176,747	82,718
Investing activities:
Additions to property, equipment and leasehold improvements	(40,126)	(41,627)
Acquisitions - cash paid (net of cash acquired)	—	(2,604,178)
Divestitures - cash received	405,542	—
Other	1,000	—
Cash provided by (used in) investing activities	366,416	(2,645,805)
Financing activities:
Proceeds from employee stock purchase plan	7,627	5,662
Proceeds from borrowings	—	2,885,000
Payments for deferred financing fees	—	(51,170)
Payments on borrowings	(858,609)	(119,812)
Purchases of treasury stock	(96,271)	(33,786)
Cash (used in) provided by financing activities	(947,253)	2,685,894
Net (decrease) increase in cash and cash equivalents and restricted cash	(404,090)	122,807
Effects of exchange rates on cash and cash equivalents and restricted cash	(3,012)	10,406
Cash and cash equivalents and restricted cash, beginning of period	567,058	499,354
Cash and cash equivalents and restricted cash, end of period	$159,956	$632,567

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